Exhibit 2.1








                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                          UNITED WATER RESOURCES INC.,

                        LYONNAISE AMERICAN HOLDING, INC.,

                               LAH ACQUISITION CO.


                                       and


                            SUEZ LYONNAISE DES EAUX,


                           dated as of August 20, 1999





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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   THE MERGER
Section 1.1   The Merger.......................................................1
Section 1.2   Effective Time of the Merger.....................................1
Section 1.3   Effects of the Merger............................................2
Section 1.4   Certificate of Incorporation and By-laws of the Surviving
              Corporation......................................................2
Section 1.5   Directors and Officers of the Surviving Corporation..............2
Section 1.6   Further Actions..................................................2

                                   ARTICLE II

                               TREATMENT OF SHARES
Section 2.1   Effect of the Merger on Capital Stock............................2
Section 2.2   Exchange of Certificates.........................................3

                                   ARTICLE III

                                   THE CLOSING
Section 3.1   Closing..........................................................5

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1   Organization and Qualification...................................6
Section 4.2   Subsidiaries.....................................................6
Section 4.3   Capitalization...................................................7
Section 4.4   Authority; Non-Contravention; Statutory Approvals; Compliance....8
Section 4.5   Reports and Financial Statements................................10
Section 4.6   Absence of Certain Changes or Events............................11
Section 4.7   Litigation......................................................11
Section 4.8   Proxy Statement Etc.............................................11
Section 4.9   Tax Matters.....................................................11
Section 4.10  Employee Matters; ERISA.........................................14
Section 4.11  Environmental Protection........................................16
Section 4.12  Regulation as a Utility.........................................19
Section 4.13  Water Quality...................................................19



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                                                                            Page

Section 4.14  Vote Required...................................................19
Section 4.15  Opinion of Financial Advisor....................................19
Section 4.16  The Company Rights Agreement....................................20
Section 4.17  Real Property...................................................20
Section 4.18  Property Franchises.............................................21
Section 4.19  Insurance.......................................................21
Section 4.20  Trademarks, Patents and Copyrights..............................21
Section 4.21  Year 2000.......................................................21

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT
Section 5.1   Organization and Qualification..................................22
Section 5.2   Authority; Non-Contravention; Statutory Approvals...............22
Section 5.3   Reports and Financial Statements................................23
Section 5.4   Proxy Statement.................................................23
Section 5.5   Ownership of Company Capital Stock..............................24
Section 5.6   Financing.......................................................24

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1   Covenants of Company............................................24
Section 6.2   Alternative Proposal............................................30
Section 6.3   Covenants of Parent.............................................31

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS
Section 7.1   Access to Information...........................................32
Section 7.2   Proxy Statement.................................................32
Section 7.3   Regulatory Matters..............................................33
Section 7.4   Stockholder Approval............................................33
Section 7.5   Directors' and Officers' Indemnification........................34
Section 7.6   Disclosure Schedules............................................35
Section 7.7   Public Announcements............................................36
Section 7.8   Certain Employee Agreements.....................................36
Section 7.9   Employee Benefit Plans..........................................36
Section 7.10  The Company Stock Plans.........................................37
Section 7.11  Expenses........................................................37
Section 7.12  Further Assurances..............................................37



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                                                                            Page

Section 7.13  Governance Agreement............................................38
Section 7.14  North American Rights Agreement.................................39
Section 7.15  Notice and Cure.................................................42

                                  ARTICLE VIII

                                   CONDITIONS
Section 8.1   Conditions to Each Party's Obligation to Effect the Merger......43
Section 8.2   Conditions to Obligation of Parent to Effect the Merger.........43
Section 8.3   Conditions to Obligation of the Company to Effect the Merger....44

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER
Section 9.1   Termination.....................................................45
Section 9.2   Effect of Termination...........................................47
Section 9.3   Termination Fee; Expenses.......................................47
Section 9.4   Amendment.......................................................48
Section 9.5   Waiver..........................................................49

                                    ARTICLE X

                               GENERAL PROVISIONS
Section 10.1  Non-Survival; Effect of Representations and Warranties..........49
Section 10.2  Brokers.........................................................49
Section 10.3  Notices.........................................................49
Section 10.4  Miscellaneous...................................................51
Section 10.5  Interpretation..................................................51
Section 10.6  Counterparts; Effect............................................52
Section 10.7  Parties in Interest.............................................52
Section 10.8  Waiver of Jury Trial and Certain Damages........................52
Section 10.9  Enforcement.....................................................52
Section 10.10 Severability....................................................52

                                   ARTICLE XI

                           PROVISIONS RELATING TO SLDE
Section 11.1  Organization and Authority......................................53
Section 11.2  Obligations of SLDE.............................................53





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     This  AGREEMENT  AND PLAN OF  MERGER  dated as of  August  20,  1999  (this
"Agreement") is made and entered into by and among United Water Resources Inc., a New Jersey corporation (the "Company"), Lyonnaise American Holding, Inc., a Delaware corporation ("Parent"), LAH Acquisition Co., a New Jersey corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and, solely with respect to the provisions of Article XI, Suez Lyonnaise des Eaux, a French societe anonyme ("SLDE");

     WHEREAS, the boards of directors of the Company, Parent and Merger Sub have approved and deemed it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated herein under which the business of the Company and Parent would be combined by means of the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the "Merger");

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger; and

     WHEREAS, SLDE has agreed to the obligations contained in Article XI of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time of the Merger (as defined in Section 1.2) Merger Sub shall be merged with and into the Company in accordance with the Business Corporation Act of the State of New Jersey (the "NJBCA"). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New Jersey.

     Section 1.2 Effective Time of the Merger. A certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the office of the Secretary of State of the State of New Jersey (the "Secretary of State") for filing, as provided in
Section 14A:10-4.1 of the NJBCA, on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").



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     Section 1.3 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the NJBCA.

     Section 1.4 Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and (ii) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws.

     Section 1.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     Section 1.6 Further Actions. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                   ARTICLE II

                               TREATMENT OF SHARES


     Section 2.1 Effect of the Merger on Capital Stock. At the Effective Time by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

     (a) Conversion of Merger Sub Stock. Each issued and outstanding share of common stock, par value $1.00 per share, of Merger Sub shall be converted into one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation (the "Surviving Corporation Common Stock").

     (b) Cancellation of Certain Company Stock. Each share of common stock, no par value, of the Company (the "Company Common Stock"), together with the associated Right (as



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defined in Section 4.16) to purchase  Company  Preferred  Stock  pursuant to the
Company Rights Agreement (as defined in Section 4.16), and each share of 5% Series A Cumulative Convertible Preference Stock, no par value, of the Company ("Series A Preference Stock") that is owned by the Company as treasury stock and all shares of Company Common Stock (and associated Rights) and Series A Preference Stock that are owned, directly or indirectly, by the Company or Parent or any of their respective wholly-owned subsidiaries shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock, together with the associated Rights, other than shares and Rights canceled pursuant to Section 2.1(b) of this Agreement, shall be converted into the right to receive $35.00 per share, without interest (the "Per Share Cash Consideration"). Each share of Company Common Stock and each associated Right converted in accordance with this paragraph 2.1(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Cash Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2 and any dividends declared and unpaid as of the Effective Time.

     (d) Conversion of Series A Preference Stock. Each issued and outstanding share of Series A Preference Stock, other than shares canceled pursuant to
Section 2.1(b) of this Agreement, shall be converted automatically into the right to receive an amount in cash equal to the product of the Per Share Cash Consideration multiplied by the number of shares of Company Common Stock into which such share of Series A Preference Stock is convertible immediately prior to the Effective Time. Each share of Series A Preference Stock converted in accordance with this paragraph 2.1(d) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate formerly representing any such shares of Series A Preference Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Cash Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2 and any dividends declared and unpaid as of the Effective Time.

     Section 2.2 Exchange of Certificates. (a) Exchange Agent. At the Effective Time, Parent shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "Exchange Agent"), pursuant to an agreement with the Exchange Agent in form and substance reasonably acceptable to Parent and the Company, an amount in cash equal to the sum of (i) the Per Share Cash Consideration multiplied by the number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration as determined in Section 2.1(c) plus (ii) the Per Share Cash Consideration multiplied by the number of shares of Company Common Stock into which the Series A Preference Stock is convertible as determined in Section 2.1(d) plus (iii) the amount of any dividends which were declared in respect of Company Common Stock and the Series A Preference Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time (the "Unpaid Company



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Dividends").  Any cash deposited  with the Exchange  Agent shall  hereinafter be referred to as the "Exchange Fund."

     (b) Payment of Cash Consideration. Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Series A Preference Stock (the "Certificates") that were converted into the right to receive the Per Share Cash Consideration pursuant to
Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Per Share Cash Consideration. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor a bank check for an amount equal to the sum of (x) the Per Share Cash Consideration multiplied by (A) if such Certificate evidenced one or more shares of Company Common Stock, the number of shares of Company Common Stock evidenced thereby or (B) if such Certificate evidenced one or more shares of Series A Preference Stock, the number of shares of Company Common Stock into which the shares of Series A Preference Stock evidenced thereby were convertible immediately prior to the Effective Time plus, in either case, (y) any Unpaid Company Dividends payable in respect of such shares (such sum being referred to as the "Cash Consideration"). In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any cash to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Consideration as contemplated by this Section 2.2. If for any reason (including losses) the Exchange Agent is unable to pay the cash amounts to which holders of the Certificates shall be entitled, Parent shall in any event remain liable, and shall make available to the Surviving Corporation additional funds, for the payment thereof.

     (c) Closing of Transfer Books. From and after the Effective Time the stock transfer books of the Company shall be closed and no transfer of any capital stock of the Company shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Cash Consideration as provided in Section 2.1 and in this
Section 2.2.




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     (d) Termination of Exchange Agent.  All funds held by the Exchange Agent in the Exchange Fund for payment to the holders of Certificates unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation, after which time any holder of Certificates who has not theretofore complied with this Article II shall thereafter look as a general creditor only to Parent for payment of the Cash Consideration to which such holder may be due, subject to applicable law.

     (e) Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time: (i) obligations of the United States government maturing not more than 90 days after the date of purchase; (ii) certificates of deposit maturing not more than 90 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000; (iii) a money market fund having assets of at least $3,000,000,000; or (iv) tax-exempt or corporate debt obligations maturing not more than 90 days after the date of purchase given the highest investment grade rating by Standard & Poor's and Moody's Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such stockholder of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Cash Consideration with respect to the shares of Company Common Stock or Series A Preference Stock formerly represented thereby.

     (g) Escheat. The Surviving Corporation shall not be liable to any person for funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE III

                                   THE CLOSING

     Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to



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



satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "Closing Date").


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows:

     Section 4.1 Organization and Qualification.  Except as set forth in Section
4.1 of the Company Disclosure Schedule (as defined in Section 7.6(ii)), the Company and each subsidiary (as defined below) of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Effect" means any change, effect, condition or circumstance that is reasonably likely to be materially adverse to the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement, excluding (i) any occurrence affecting the United States water supply and waste water services industry as a whole, (ii) any adverse effect to the extent caused by an acquisition made by the Company in accordance with Section 6.1(d) and (iii) any adverse effect to the extent caused by an acquisition made by Parent in accordance with Section 7.14. As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. True, accurate and complete copies of the certificate of incorporation and by-laws of the Company (including any amendments thereto) as in effect on the date hereof have been made available to Parent.

     Section 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth a description as of the date hereof, of (x) all "material subsidiaries" of the Company as defined in Regulation S-X promulgated under the Securities Act (as defined herein) and (y) all other subsidiaries and joint ventures of the Company, including (i) the name of each such entity, (ii) the state or jurisdiction of its incorporation or organization, (iii) the Company's interest therein, and (iv) if known by the Company, the name of any other person holding an interest

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therein  and  the  interest  held  by any  and  all  such  persons,  and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of Company Disclosure Schedule, neither the Company nor any of the Company's subsidiaries is a "public utility company" or a "holding company" within the meaning of Section 2(a)(5) or 2(a)(7) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act") or a "subsidiary company" or an "affiliate" within the meaning of Section 2(a)(8) or 2(a)(11) of the 1935 Act of any holding company which is required to register as a holding company under the 1935 Act. Except as set forth in Section
4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of the Company and, to the knowledge of the Company, each Company Joint Venture (as defined below) are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting
trusts,   proxies   or   other   commitments,   understandings,    restrictions,
arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any
corporation  or  other  entity   (including   partnerships  and  other  business
associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity, and the term "Company Joint Venture" shall mean each joint venture in which the Company holds an equity interest and in which neither Parent nor any of Parent's affiliates holds a direct or indirect equity interest apart from their interest in the Company.

     Section 4.3 Capitalization. (a) Company Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, (ii) 1,000,000 shares of preferred stock, no par value, of the
Company (the "Company Preferred Stock"), and (iii) 5,000,000 shares of preference stock, no par value, of the Company (the "Company Preference Stock") of which 3,983,976 shares are designated as Series A Preference Stock and no shares are designated as 7 5/8% Series B Cumulative Preferred Stock, no par value, of the Company ("Series B Preferred Stock"). As of the close of business on July 17, 1999, there were issued and outstanding 38,810,209 shares of Company Common Stock, 1,956,596 shares of Series A Preference Stock and no shares of Series B Preferred Stock. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) Options, etc. Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options (including employee stock options), calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights (including the Rights) or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company or, to the knowledge of the Company, any Company Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of such person, or obligating such person to grant, extend or enter into any such agreement or commitment. The total number of outstanding options to purchase shares of Company's capital stock (whether granted pursuant to Company Stock Plans or otherwise) and the exercise price of each such option is set forth on Section 4.3(b) of the Company Disclosure Schedule.

     (c) Certain Contractual Obligations. There are no outstanding contractual obligations of the Company, any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture to repurchase, redeem or otherwise acquire any shares of such person's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person other than to subsidiaries of the Company in the ordinary course of business consistent with past practice or as disclosed in Section 4.3(c) of the Company Disclosure Schedule.

     Section 4.4 Authority; Non-Contravention;  Statutory Approvals; Compliance.
(a) Authority. The Company has all requisite corporate power and authority (including approval of the Company's Board of Directors) to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholders' Approval (as defined in Section 4.14) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholders' Approval with respect to consummation of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of the Company or any of the subsidiaries of the Company or, to the knowledge of the Company, any of the Company Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a

"Violation" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any terms, conditions or provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company or any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures is a party or by which the Company or any of the Company's, its subsidiaries' or any Company Joint Venture's properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, including state public utility control or public service commissions and similar state regulatory bodies (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company, the performance of the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except as described in Section 4.4(c) of the Company Disclosure Schedule, the failure to obtain, make or give which would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 4.4(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any Company Joint Venture is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any Governmental Authority except for violations that, individually or in the aggregate, do not have, and to the knowledge of the Company, are not reasonably likely to have, a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in Section 4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and, to the knowledge of the Company, the Company Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company, each of its subsidiaries and, to the knowledge of the Company, each Company Joint Venture is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its certificate of incorporation or by-laws or similar organizational documents or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults of any of the foregoing items in clause (ii) that, individually or in the aggregate, do not have, and are not reasonably likely to have, a Company Material Adverse Effect.

     Section 4.5 Reports and Financial Statements. The filings required to be made by the Company and its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), or the appropriate state public utilities commission or health agency, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since June 30, 1996 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as and to the extent set forth in the Company Financial Statements, neither the Company nor any subsidiary of the Company or, to the knowledge of the Company, any Company Joint Venture has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except for liabilities and obligations that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, from June 30, 1999, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would, individually or in the aggregate, have a Company Material Adverse Effect. Without limiting the foregoing, from June 30, 1999 through the date of this Agreement, and except as which individually or in the aggregate, does not have or, insofar as reasonably can be foreseen, is not reasonably likely to have a Company Material Adverse Effect, there has not been
(i) any revaluation by the Company or any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture of any of their respective assets, including, but not limited to, write-offs of accounts receivable, other than in the ordinary course of businesses consistent with historical practices,
(ii) any material change by the Company, any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture in its accounting methods, principles or practices, or (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, repurchase or other acquisition of any of its securities (other than regular quarterly dividends on the shares of Company Common Stock and regular dividends on the shares of Series A Preference Stock).

     Section 4.7 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Company Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries or any Company Joint Venture and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company, any of its subsidiaries or, to the knowledge of the Company, any Company Joint Venture, except for any of the foregoing under clauses (i) and
(ii) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.8 Proxy Statement Etc. The proxy statement, in definitive form, relating to the Company Special Meeting (the "Proxy Statement") shall not, at the dates mailed to stockholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or any subsidiary of the Company, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.9 Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, alternative minimum, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report or similar statement, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be.

     Except as set forth in Section 4.9 of the Company Disclosure Schedule:

     (a) Timely Filing of Tax Returns. The Company and each of its subsidiaries and, to the Company's knowledge, each Company Joint Venture have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. The Company and each of its subsidiaries and, to the Company's knowledge, each Company Joint Venture have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Deferred Taxes. The Company and each of its subsidiaries and, to the Company's knowledge, each Company Joint Venture have accounted for deferred income taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture except liens for Taxes not yet due.

     (e) Withholding Taxes. The Company and each of its subsidiaries and, to the Company's knowledge, each Company Joint Venture have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time for Filing Tax Returns. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any Company Joint Venture has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed.

     (g) Waivers of Statute of Limitations. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any Company Joint Venture has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and each of its subsidiaries and, to the Company's knowledge, each Company Joint Venture, or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending, proposed or threatened with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture.

     (j) Powers of Attorney. No power of attorney currently in force has been granted by the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture concerning any Tax matter.

     (k) Tax Rulings. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any Company Joint Venture has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l) Availability of Tax Returns. The Company has made or has used its best efforts in making available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries since December 31, 1997, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture and (iii) any Closing Agreements entered into by the Company or any of its subsidiaries or, to the Company's knowledge, any Company Joint Venture with any taxing authority.

     (m) Tax Sharing Agreements. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any Company Joint Venture is a party to any agreement relating to allocating or sharing of Taxes.

     (n) Code Section 280G. Section 4.9 of the Company Disclosure Schedule contains a true and complete list of any agreement, contract or arrangement to which the Company or any of its subsidiaries or, to Company's knowledge, any Company Joint Venture, is a party that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (o) Liability for Others. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any Company Joint Venture has any liability for Taxes of any person other than the Company, its subsidiaries and, to the Company's knowledge, such Company Joint Ventures (i) under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

     (p) Code Section 897. To the Company's knowledge after due inquiry, no foreign person owns or has owned, for purposes of Section 897 of the Code, more than five percent of the total fair market value of the Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, at all times during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, the Company Common Stock has been regularly traded in an established securities market within the meaning of Treasury Regulation
Section 1.897-1(m).

     Section 4.10 Employee Matters; ERISA. Except as set forth in Section 4.10 of the Company Disclosure Schedule:

     (a) Benefit Plans. Section 4.10(a) of the Company Disclosure Schedule contains a true and complete list of each material employee benefit plan sponsored, contributed to or maintained by the Company or any of its subsidiaries covering employees, former employees, directors or former directors of the Company or any of its subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement between the Company or any of its subsidiaries and any current or former employee or director thereof pursuant to which benefits may become payable (collectively, the "Company Benefit Plans"). No Company Benefit Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA. There are no trades or businesses which, together with the Company and its subsidiaries, would be treated as a "single employer" within the meaning of Section 414 of the Code or Section 4001(a)(14) of ERISA ("ERISA Affiliates"), except as set forth on Section 4.10(a) of the Company Disclosure Schedule. Except as disclosed in Section 4.10(a) of the Company Disclosure Schedule, no ERISA Affiliates sponsor, maintain or contribute to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code.

     (b) Contributions. All material contributions and other payments required to be made for any period through the date to which this representation speaks, by the Company or any of its subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full or, to the extent not required to be made or paid on or before the date to which this representation speaks have been reflected in the Company Financial Statements.

     (c) Qualification; Compliance. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received from the Internal Revenue Service (the "IRS") a determination letter that the plan is qualified with respect to all applicable provisions of the Code for which the applicable remedial amendment period has expired or an application for such a determination, which was filed before the expiration of the applicable remedial amendment period, is pending, and, to the knowledge of the Company, no circumstances exist that could reasonably be expected to result in the revocation of any such determination, and each trust forming a part of any such plan is exempt from federal income tax pursuant to Section 501(a) of the Code. The Company and each of its subsidiaries is in compliance with, and each of the Company Benefit Plans is and has been operated in compliance with, the terms of such plans and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except where failure to so comply would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened claims under or in respect of any Company Benefit Plan by or on behalf of any employee, former employee, director, former director, or beneficiary thereof, or otherwise involving any Company Benefit Plan (other than routine claims for benefits).

     (d) Title IV Liabilities. No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, that could subject or potentially subject the Company or any of its subsidiaries to any liability arising under or based upon any provision of Title IV of ERISA (whether to a governmental agency, a multiemployer plan or to any other person or entity) which could reasonably be expected to have a Company Material Adverse Effect.

     (e) Documents Made Available. The Company has made available to Parent a true and correct copy of each collective bargaining agreement to which the Company or any of its subsidiaries is a party or under which the Company or any of its subsidiaries has obligations and, with respect to each Company Benefit Plan, where applicable, (i) such plan and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement or insurance contract, (iv) the most recent determination of the IRS with respect to the qualified status of such Company Benefit Plan, and (v) the most recent actuarial report or valuation.

     (f) Labor Agreements. Except as disclosed in Section 4.10(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of the Company, there is no current union representation question involving employees of the Company or any of its subsidiaries, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 4.10(f) of the Company Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against the Company or any of its subsidiaries pending or, to the best knowledge of the Company, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of the Company, threatened, against or involving the Company, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company, threatened, in respect of which any director, officer, employee or agent (or, except as disclosed in Section 4.10(f) of the Company Disclosure Schedule, any former director, officer, employee or agent) of the Company or any of its subsidiaries are or may be entitled to claim indemnification from the Company or such subsidiary pursuant to their respective certificates of incorporation or by-laws or as provided in the indemnification agreements listed in Section 4.10(f) of the Company Disclosure Schedule.

     (g) Except as required by law or as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person except as disclosed in Section 4.10(g) of the Company Disclosure Schedule. The accumulated post-retirement benefit obligation of the Company and its subsidiaries (as determined under FASB Statement No. 106) as of December 31, 1998 does not exceed $6,400,000.

     (h) Except as disclosed in Section 4.10(h) of the Company Disclosure Schedule, no director or officer or other employee of the Company or its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Except as disclosed on Schedule 4.10(h) of the Company Disclosure Schedule, such benefit would not be an "excess parachute payment" to a "disqualified individual" as those terms are defined in Code
Section 280G.

     (i) Except as disclosed on Section 4.10(i) of the Company Disclosure Schedule, since June 30, 1999, there has been no change in the terms and conditions of employment of any director or any of the fifteen most senior officers of the Company.

     (j) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such plan above the level of expense incurred in respect thereto for the most recent 12 month period updated on the Company Financial Statements except as set forth in Section 4.10(i) of the Company Disclosure Schedule.

     Section 4.11 Environmental Protection. Except as set forth in Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

     (a) Compliance. The Company and to the Company's knowledge each of its subsidiaries are in compliance with all Environmental Laws and the Company has not received any communication from any Governmental Authority or third party that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent copies of any and all material environmental assessment or audit reports or other similar studies or analyses generated within the last three years and in Company's possession, that relate to the Company or any of its subsidiaries or the Company Joint Ventures.

     (b) Environmental Permits. The Company and to the Company's knowledge each of its subsidiaries have obtained all applicable environmental, health and safety permits, licenses, approvals and governmental authorizations (collectively, the "Environmental Permits") which are required, pursuant to Environmental Laws, for the construction of their facilities and the conduct of their operations; all such Environmental Permits are in current effect and in good standing; all required renewal applications have been timely filed and are pending agency approval; the Company reasonably believes that such renewals will be accomplished in the ordinary course of business without material delay or expense (except where failure to accomplish such renewals would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect); and the Company has received no information that when renewed such permit(s) will impose material restrictions or obligations not required in the current permit; no capital expense will be required to meet the requirements of any permit or Environmental Law existing as of the date hereof except for such capital expenditure as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for such noncompliance as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; the Company reasonably believes that any transfer or renewal of or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business without material delay or expense (except where failure to accomplish such transfer or renewal will not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect).

     (c) Environmental Claims. There is no Environmental Claim pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that, if adversely determined, would have, individually or in the aggregate, a Company Material Adverse Effect. There are no circumstances existing, to the knowledge of the Company, that would form a reasonable basis for an Environmental Claim against the Company or any of its subsidiaries which, if adversely determined, would have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, no real property currently or formerly owned or operated by the Company or any subsidiary is listed on the National Priorities List, the CERCLIS or any state or local list of sites with known or suspected Release.

     (d) Releases. The Company has no knowledge of any Releases that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries, except for Releases the liability for which would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (e) Predecessors. The Company has no knowledge of any Environmental Claim pending or of any Release that would be reasonably likely to form the basis of any Environmental Claim, in each case against any predecessor of the Company or any of its subsidiaries or any other party whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such Releases the liability for which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (f) As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or by any Governmental Authority with jurisdiction under Environmental Laws alleging potential responsibility or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties, or other liabilities pursuant to Environmental Laws including, but not limited to those arising out of, based on or resulting from (A) the presence of any Hazardous Materials or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (ii) "Environmental Laws" means any applicable statute, regulation, rule, code, common law, order or judgment of any federal, state, local or foreign jurisdiction where the Company or any of its subsidiaries operates concerning protection or preservation of the environment, human health or natural resources, including but not limited to statutes, regulations, rules, codes, common law, orders or judgments relating to (i) any discharges, releases or emissions to air, water (including surface water, ground water and wetlands), soil or sediment, (ii) the quality of any environmental medium, (iii) the generation, treatment, recycling, storage, disposal, transportation or other management of waste, (iv) the manufacture, distribution, disposal, or recycling of chemical substances and mixtures, or (v) responsibility or liability for environmental conditions.

          (iii) "Hazardous Materials" means any substance, material or waste (in any relevant physical form or concentration) regulated, listed or identified under any Environmental Law and any other substance, material or waste (in any form or concentration) which is hazardous, dangerous, or toxic to living things or the environment.

          (iv)  "Release"  means  any  spilling,   leaking,   pumping,  pouring,
     emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Materials.

     Section 4.12 Regulation as a Utility. The Company and/or its subsidiaries are regulated as a public utility in the states set forth on Section 4.12 of the Company Disclosure Schedule. Except as set forth on Section 4.12 of Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by the United States or any other state of the United States. All filings required to be made by the Company or any of its subsidiaries since December 31, 1998, under any applicable laws or orders relating to the regulation of public utilities, have been filed with the appropriate public utility commission, health agency or other appropriate governmental entity (including, without limitation, to the extent required, the state public utility regulatory agencies in the states identified in Section
4.12 of the Company Disclosure Schedule), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the appropriate laws or orders, except for such filings or such failure to comply that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as specified on Section 4.12 of the Company Disclosure Schedule, no approval of any public utilities regulatory authority (including all public utility control or public service commissions and similar state regulatory bodies) is required for the Company's execution and delivery of this Agreement by the Company or the performance of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 4.13 Water Quality. Except as set forth on Section 4.13 of the Company Disclosure Schedule, the quality of water supplied by the Company and its subsidiaries meets or exceeds all standards for quality and safety of water in all material respects in accordance with all applicable federal, state, local or foreign statutes, laws, ordinances, rules and regulations.

     Section 4.14 Vote Required. The approval of (i) two-thirds of the outstanding shares of Company Common Stock not owned by Parent or any affiliate of Parent which is an "interested shareholder" as defined in NJBCA ss. 14A:10A-3 and (ii) two-thirds of the outstanding shares of the Series A Preference Stock at the Company Special Meeting (collectively, the "Company Stockholders'
Approval") are the only votes of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.15 Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date hereof, the Per

Share Cash Consideration is fair from a financial point of view to the holders of Company Common Stock.

     Section 4.16 The Company Rights Agreement. The Company has taken all necessary action with respect to all of the outstanding stock purchase rights of the Company (the "Rights") issued pursuant to the Rights Agreement, dated as of July 12, 1989, as amended by Amendment No. 1 thereto dated as of September 15, 1993, Amendment No. 2 thereto dated as of July 30, 1999 and Amendment No. 3 thereto dated as of August 20, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent, so that the Company, as of the time immediately prior to the Effective Time, will have no obligations under the Rights or the Rights Agreement and so that the holders of the Rights will have no rights under the Rights or the Rights Agreement. The Board of Directors of the Company has taken all necessary action to amend the Rights Agreement so that neither the execution and delivery of this Agreement, the performance of the parties' obligations hereunder nor the consummation of the Merger will (a) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (b) cause Parent or Merger Sub to become an Acquiring Person (as such term is defined in the Rights Agreement) or (c) give rise to a Distribution Date (as such term is defined in the Rights Agreement). The execution, delivery and performance of this Agreement will not result in a distribution of, or otherwise trigger, the Rights under the Rights Agreement.

     Section 4.17 Real Property. The Company and each of its subsidiaries and, to the Company's knowledge, each of the Company Joint Ventures has good title or valid leases with respect to all of their real property free and clear of any and all liens, claims and encumbrances other than (i) as set forth in Section
4.17 of the Company Disclosure Schedule, (ii) those reflected or reserved against in the Company Financial Statements and the notes thereto, (iii) imperfections of title, easements, pledges, charges, restrictions and encumbrances, including, without limitation, survey matters and mechanics' liens, if any, that do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used, (iv) taxes and general and special assessments not in default and payable without penalty or interest, and (v) such other liens, claims and encumbrances as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect, (A) neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any of the Company Joint Ventures has received any notice for assessments for public improvements against the real property and, to the knowledge of the Company and its subsidiaries, no such assessment has been proposed; and (B) neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any of the Company Joint Ventures has received any notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. Except as set forth in Section 4.17 of the Company Disclosure Schedule or as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of such properties and, to the Company's knowledge, no such proceeding is threatened.

     Section 4.18 Property Franchises. The Company and each of its subsidiaries owns or has sufficient rights and consents to use under existing franchises, easements, leases, and license agreements all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights and consents to use such properties, rights and assets would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 4.19 Insurance. The Company and each of its subsidiaries is, and has been continuously since at least January 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its subsidiaries during such time period. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of its subsidiaries. All material insurance policies of the Company and each of its subsidiaries are valid and enforceable policies.

     Section 4.20 Trademarks, Patents and Copyrights. Except where a failure is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and its subsidiaries and, to the Company's knowledge, the Company Joint Ventures own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information that are material to the business of the Company and its subsidiaries and, to the Company's knowledge, Company Joint Ventures as currently conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing, other than any assertions or claims which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The conduct of the business of the Company and its subsidiaries and, to the Company's knowledge, the Company Joint Ventures as currently conducted does not conflict with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, other than conflicts that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements by any third party of any proprietary rights owned or licensed by or to the Company or any subsidiary which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 4.21 Year 2000. Except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, all internal computer systems, computer software, equipment or technology that are material to the business, finances or operations of the Company and its subsidiaries or were sold or licensed to customers of the Company and its subsidiaries are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and (iii) able to recognize Year 2000 as a leap year.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     Section 5.1 Organization and Qualification.  Except as set forth in Section
5.1 of the Parent Disclosure Schedule (as defined in Section 7.6(ii)), Parent, Merger Sub and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect. As used in this Agreement, "Parent Material Adverse Effect" means any change, effect, condition or circumstance that will, or is reasonably likely to, have a material adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

     Section 5.2 Authority; Non-Contravention; Statutory Approvals. (a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of each of Parent and Merger Sub enforceable against each in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of Parent or Merger Sub, respectively, or any of Parent's other subsidiaries or, to Parent's knowledge, any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent, Merger Sub or any of Parent's other subsidiaries or, to Parent's knowledge, any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.2(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent, Merger Sub or any of Parent's other subsidiaries or, to Parent's knowledge, any of its joint ventures is a party or by which it or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations as would not have, in the aggregate, a Parent Material Adverse Effect.

     (c) Statutory Approvals. Except as described in Section 5.2(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent or Merger Sub of their respective obligations hereunder or the consummation by Parent or Merger Sub of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be likely to have, individually and in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     Section 5.3 Reports and Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of Parent since December 31, 1995 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the certificate of incorporation and by-laws of Parent (including all amendments thereto) as in effect on the date hereof, have been made available to the Company.

     Section 5.4 Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement shall, at the dates mailed to the Company stockholders and at the times of the meeting of the Company stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to Parent, Merger Sub or any other Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 5.5  Ownership  of Company  Capital  Stock.  Except as set forth in
Section 5.5 of the Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock or Series A Preference Stock.

     Section 5.6 Financing. Parent has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay all Cash Consideration required to be paid pursuant to Article II hereof and to consummate the Merger and other transactions contemplated hereby.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Covenants of Company. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company agrees as to itself and to its subsidiaries, as follows, except as expressly contemplated or permitted in this Agreement, or to the extent Parent shall otherwise consent in writing:

     (a) Ordinary Course of Business. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. In addition, the Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to (i) preserve intact its present business organization and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of its present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

     (b) Dividends. The Company shall not nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) dividends by a wholly-owned subsidiary to the Company or another wholly-owned subsidiary, (B) dividends by a less than wholly-owned subsidiary consistent with past practice,
(C) stated dividends on Company Preferred Stock, (D) regular dividends on Company Common Stock with usual record and payment dates that, in any fiscal quarter, do not exceed

100% of the dividends for the same quarter of the prior fiscal year, (E) if the Effective Time occurs on a date other than a usual record date for dividends on Company Common Stock, a "stub period" dividend equal to an amount not to exceed 100% of the dividends for the same quarter of the prior fiscal year as the quarter in which the Effective Time occurs multiplied by a fraction, the numerator of which is the number of days between the immediately preceding record date and the Effective Time and the denominator of which is the number of days between such record date and the next regularly scheduled record date, (F) an additional dividend on Company Common Stock in each of the first three fiscal quarters following the date of this Agreement in an amount not to exceed $0.06 per share per quarter, and (G) a special dividend payable to each holder of record of Company Common Stock immediately prior to the Effective Time in an amount per share equal to the difference between $0.48 and the amount of the aggregate dividends per share payable pursuant to clause (F) of this Section 6.1(b); (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary (or any option with respect thereto) other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) the intercompany acquisitions of capital stock described in Section 6.1(b) of the Company Disclosure Schedule.

     (c) Issuance of Securities. The Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the Company Benefit Plans consistent with past practice or as set forth in Section 6.1(c) of the Company Disclosure Schedule. The Company shall promptly furnish to Parent such information as may be reasonably requested including financial information. Without limiting the foregoing, as soon as practicable following the date of this Agreement, the Company shall exercise and shall cause any applicable administrator to exercise all discretion to (i) purchase Company Common Stock for participants under its Dividend Reinvestment and Stock Purchase Plan (the "DRIP Program") on the open market for all dividend payment dates following the date of this Agreement and terminate the issuance or distribution of shares under the DRIP Program at the earliest possible date; (ii) purchase Company Common Stock for distribution to participants under its Management
Incentive Plan and other Company Stock Plans on the open market for all distributions following the date of this Agreement; and (iii) make any and all purchases of Company Common Stock for its 401(k) plan (or other retirement plan) on the open market.

     (d) Acquisitions. Except as disclosed in Section 6.1(d) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business; provided, however, that notwithstanding the foregoing, the Company may acquire solely for cash or agree to acquire solely for cash equity interests or the business or assets of businesses that (i) are water or wastewater utilities,
(ii) have a value not in excess of $5 million individually and $25 million in the aggregate (in each case, including the assumption of debt and other liabilities), and (iii) would not reasonably be expected to prevent or materially delay the receipt of the Company Required Statutory Approvals. The Company shall inform Parent reasonably in advance of taking, or permitting any of its subsidiaries to take, action relating to any such direct or indirect acquisition.

     (e) Capital Expenditures. Except as set forth in Section 6.1(e) of the Company Disclosure Schedule or as required by law, the Company shall not, nor shall it permit any of its subsidiaries to, make aggregate capital expenditures that exceed 110% of the cumulative amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.1(e) of the Company Disclosure Schedule.

     (f) No Dispositions. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, and other than in the ordinary course of business or consistent with past practice, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

     (g) Indebtedness. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) a net increase in short-term indebtedness in the ordinary course of business consistent with past practice in amounts not exceeding $65 million; (ii) arrangements between the Company and its wholly-owned subsidiaries or among its wholly-owned subsidiaries; (iii) net increase in total indebtedness in an amount not to exceed in the aggregate $35 million; or (iv) indebtedness in connection with acquisitions permitted by
Section 6.1(d) hereof or long-term indebtedness in connection with the refunding of existing indebtedness either at its stated maturity or at a lower cost of funds.

     (h) Compensation, Benefits. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, as may be required by applicable law, as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase or enter into any contract, agreement commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend expand or enhance the engagement employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy to or with any current or former director, officer or other employee of such party or any of its subsidiaries, except for normal increases or grants or actions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any current or former director or officer or other employee other than in the ordinary course of business consistent with current industry practice.

     (i) Accounting. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, policies or procedures, except as required by law, rule, regulation or GAAP, nor shall the Company or any of its subsidiaries file any Tax Return inconsistent with past practice, or, on any such Tax Return, take any position or method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, or settle or compromise any Tax liability that is subject to an audit, claim for delinquent Taxes, examination, suit or proceeding.

     (j) Cooperation, Notification. The Company shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations and other matters relating to the Merger; (ii) promptly notify Parent of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects or of the receipt of any written complaint or notice of the commencement of any investigation or proceeding which alleges the occurrence of any event or the existence of any fact which is reasonably likely to result in a Company Material Adverse Effect or the institution or, to the actual knowledge of the Company, threat of any material litigation; (iii) advise Parent of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect; and (iv) promptly provide Parent with copies of all filings made by the Company or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (k) Third-Party Consents. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Company Required Consents obtained by the Company to Parent.

     (l) No Breach, Etc. The Company shall not, nor shall it permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (m) Discharge of Liabilities. The Company shall not, nor shall it permit any of its subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute accrued, asserted or unasserted contingent or otherwise), or settle any material claim or litigation, other than the payment, discharge, satisfaction or settlement, in the ordinary course of business consistent with past practice (which includes the payment of final and non-appealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice.

     (n) Contracts. The Company shall not, nor shall it permit any of its subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any subsidiary of the Company is a party, or, except in connection with an acquisition permitted under Section 6.1(d) hereof, enter into any new material contract, or waive, release or assign any material rights or claims, or enter into any material contracts or arrangements other than on terms that are arm's length.

     (o) Insurance. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the water utility industry.

     (p) Permits. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its subsidiaries operate.

     (q) Charter Amendments. The Company shall not, nor shall it permit any of its subsidiaries to, amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents or take or fail to take any other action, which in any case would reasonably be expected to prevent or materially impede or interfere with the Merger (except as permitted in Section 6.2).

     (r) Tax Elections. Except as set forth in Section 6.1(r) of the Company Disclosure Schedule, the Company shall not nor shall it permit any of its subsidiaries to make, change or rescind any material Tax election, other than
(i) recurring elections that customarily are made in connection with the filing of any Tax Return; provided that any such elections are consistent with the past practices of the Company or its subsidiaries, as the case may be; (ii) gain recognition agreements under Section 367 of the Code and Treasury regulations thereunder with respect to transactions occurring in the 1998 fiscal year of the Company; (iii) elections with respect to subsidiaries purchased by the Company under Section 338(h)(10) of the Code or, solely in the case of non-U.S.
subsidiaries purchased by the Company, Section 338(g) of the Code; and (iv) elections with respect to partnership interests purchased by the Company under
Section 754 of the Code, or settle or compromise any material Tax liability that is the subject of an audit, claim for delinquent Taxes, examination, action, suit, proceeding or investigation by any taxing authority.

     (s) Non-Competition Agreements. Except as set forth in Section 6.1(s) of the Company Disclosure Schedule, the Company shall not nor shall it permit any of its subsidiaries to enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its subsidiaries' activities, other than in the ordinary course of business consistent with past practice.

     (t) Regulatory Matters. The Company shall, and shall cause its subsidiaries to (i) timely file, in the ordinary course of business consistent with past practice, rate applications and other required filings with state public utility control or public service commissions and similar state regulatory bodies and
(ii) except with respect to filings in the ordinary course of business consistent with past practice that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, consult with Parent reasonably in advance of making any filing to implement changes in any of its or its subsidiaries' rates or surcharges for water service, standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement. The Company shall, and shall cause its subsidiaries to, deliver to Parent a copy of each such filing or agreement.

     (u) Other Agreements. The Company shall not nor shall it permit any of its subsidiaries to agree or enter into, in writing or otherwise, or amend any written contract or agreement that would be in violation of the covenants set forth in this Section 6.1.

     (v) Company Joint Ventures. The Company shall use reasonable efforts to cause the Company Joint Ventures to operate their respective businesses only in the ordinary course consistent with past practice and, except as contemplated by
Section 7.14, not to expand the scope of their respective businesses.

     Section 6.2 Alternative Proposal.

     (a) The Company shall, and shall direct and use reasonable efforts to cause its subsidiaries and any of its or its subsidiaries' directors, officers, employees, investment bankers, attorneys or other agents or representatives immediately to cease any discussions or negotiations with any parties that may be ongoing with respect to any Alternative Proposal (as defined below). The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, investment bankers, attorneys or other agents or representatives, (x) directly or indirectly, to initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Alternative Proposal or (y) directly or indirectly, engage in negotiations or provide any confidential information or data to any person relating to any Alternative Proposal. The Company shall notify Parent orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal). Notwithstanding anything in this Section 6.2 to the contrary, in response to an unsolicited Alternative Proposal which did not result from a breach of this Section 6.2, unless the Company Shareholders Approval has been obtained, the Company may furnish information to, and afford access to the properties, books and records of the Company and its subsidiaries to the person making the Alternative Proposal (i) not earlier than 24 hours after providing written notice to Parent regarding such Alternative Proposal, including the terms and conditions thereof, and the identity of the person or group making the Alternative Proposal and (ii) participate in discussions with such person or group regarding the Alternative Proposal if, but only to the extent that (A) the Board of Directors of the Company has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Alternative Proposal will have adequate sources of financing to consummate the Alternative Proposal and that the Alternative Proposal is more favorable to the Company's shareholders than the Merger (taking into account, without limitation, the likelihood that all required regulatory approvals for such Alternative Proposal will be obtained in a prompt and timely manner), (B) the Board of
Directors of the Company has determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed Alternative Proposal and such other matters as such Board deems relevant, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its shareholders, and (C) such person or group has entered into a confidentiality agreement with the person or group making the Alternative Proposal (the "Alternative Proposal Confidentiality Agreement") containing terms and conditions no less favorable to the Company than the Confidentiality Agreement (as defined in Section 7.1) and the other agreements and arrangements governing the Company's relationship with Parent, it being understood that nothing herein to the contrary shall restrict the Board of Directors of the Company from exercising its authority under the Alternative Proposal Confidentiality Agreement as it may deem appropriate and (iii) not terminate this Agreement in respect of an Alternative Proposal except as provided in Section 9.1(h). The Company will keep Parent informed on a timely and current basis on the status and details (including amendments or proposed amendments) of any request for information or Alternative Proposal. The Company will immediately provide to Parent any non-public information concerning the Company provided to any other person in connection with an Alternative Proposal which was not previously provided to Parent. As used in this Agreement, "Alternative Proposal" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

     (b) The Board of Directors of the Company shall not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent or Merger Sub or both, the approval or recommendation of the Board of Directors of the Company of this Agreement unless the Board of Directors of the Company shall have (i) determined in good faith as a result of changed circumstances and based on the advice of outside counsel with respect to the Board of Directors of the
Company's fiduciary duties under applicable law that such fiduciary duties require the directors to withdraw or modify such approval or recommendation, and
(ii) provided to Parent a statement in writing in reasonable detail stating the reasons therefor. Notwithstanding the foregoing, nothing contained in this
Section 6.2(b) shall prohibit the Company from taking and disclosing to stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation without outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

     Section 6.3 Covenants of Parent. After the date hereof and prior to the Effective Time or earlier termination of their Agreement, Parent agrees, as to itself and to its subsidiaries, as follows, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

     (a) Third-Party Consents. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

     (b) No Breach, Etc. Parent shall not, nor shall it permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice and during normal business hours the Company shall, and shall cause its subsidiaries and shall use reasonable efforts to cause the Company Joint Ventures to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, the Company shall, and shall cause its subsidiaries to, furnish promptly to Parent (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission, and any other Governmental Authority, and (ii) access to all information concerning the Company, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by Parent, including in connection with any filings, applications or approvals required or contemplated by this Agreement; provided that no investigation pursuant to this Section 7.1 shall affect any representation or warranty made herein or any condition to the obligations of the respective parties to consummate the Merger. Parent shall, in accordance with the Confidentiality Agreement dated as of July 26, 1999 between the Company and Parent (the "Confidentiality Agreement"), and shall cause its subsidiaries and Representatives to, hold in strict confidence all information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement.

     Section 7.2 Proxy Statement.

     (a) The Company will prepare and file the Proxy Statement with the SEC as soon as reasonably practicable after the date hereof and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC at the earliest practicable time. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company, or any representative of the Company, and the SEC or its staff. The Company shall give Parent and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use all reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Company Special Meeting at the earliest practicable time. Parent shall furnish all information concerning itself which is required or customary for inclusion in such Proxy Statement. The information provided by Parent for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of the Company with respect to information supplied by Parent for inclusion in the Proxy Statement.

     (b) If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Company's stockholders. Prior to the filing of such amendment or supplement with the SEC, a copy thereof will be delivered to Parent and their counsel, who shall, to the extent practicable under the circumstances and applicable law, have the opportunity to comment on such amendment or supplement.

     Section 7.3 Regulatory Matters. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain as soon as reasonably practicable following the date hereof all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, but not limited to, (a) all notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, (b) the other Company Required Statutory Approvals and (c) the other Parent Required Statutory Approvals. The parties agree that they will consult with each other with respect to obtaining Company Required Statutory Approvals and the Parent Required Statutory Approvals;
provided, however, that it is agreed that the Company shall have primary responsibility for the preparation and filing of any applications, filings or other material with state utility commissions required to be filed or submitted in connection with obtaining the Company Required Statutory Approvals. Parent shall have the right to review and approve in advance drafts of and final applications, filings and other material submitted to or filed with state utility commissions, which approval shall not be unreasonably conditioned, withheld or delayed.


     Section 7.4 Stockholder Approval.

     (a) The Company Stockholders. Subject to the provisions of Section 7.4(b) and the NJBCA, the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Special Meeting") for the purpose of securing Company Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to
Section 6.2(b),
recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby, (iv) subject to Section 6.2(b), use its reasonable best efforts to obtain the Company Stockholders' Approval at the Company Special Meeting, and (v) cooperate and consult with Parent with respect to each of the foregoing matters.

     (b) Meeting Date. Subject to Section 7.4(a), the Company Special Meeting for the purpose of securing the Company Stockholders' Approval shall be held on such date as the Company shall determine.

     Section 7.5 Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, after the Effective Time, Parent, the Surviving Corporation and the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of any of the parties hereto or any subsidiary (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party or a subsidiary of such party (the "Indemnified Liabilities"), and
(ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent and the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under New Jersey law and other applicable law, and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the written opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties. Any Indemnified Party wishing to claim indemnification under this Section 7.5, upon learning of any such claim, action, suit or proceeding eligible for indemnification under this Section 7.5, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.5, except to the extent that such failure results in the forfeiture of substantive rights or defenses.

     (b) Insurance. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company or its Subsidiaries on terms no less favorable than the terms of such current insurance coverage; provided, however, that Parent shall not be required to expend in any year an amount in excess of two hundred percent (200%) of the annual aggregate premiums currently paid by the Company, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

     (c) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets, then and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective certificate of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.6 Disclosure Schedules. On the date hereof, (i) Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this
Section 7.6(i) and (ii) the Company has delivered to Parent a schedule (the "Company Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of the Company stating the Company Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

     Section 7.7 Public Announcements. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, except as may be required by law or the rules of any applicable stock exchange, shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

     Section 7.8 Certain Employee Agreements. Subject to Section 7.9, Parent and the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent Parent or the Company from enforcing or complying with such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, exercising any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment under any such contract, agreement, collective bargaining agreement or commitment or under applicable law. Any workforce reductions carried out following the Effective Time by Parent or the Company and their subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof, including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     Section 7.9 Employee Benefit Plans.

     (a) Maintenance of the Company Benefit Plans. Each of the Company Benefit Plans (other than Company Stock Plans) in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of the Company and any of its subsidiaries, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until Parent or the Company otherwise determine after the Effective Time; provided, however, that nothing herein contained shall limit any right contained in any such Company Benefit Plan or under applicable law to amend, modify, suspend, revoke or terminate any such plan; provided further, however, that Parent or the Company or their subsidiaries shall provide benefits to the Affiliated Employees for a period of not less than one year following the Effective Time which are no less favorable in the aggregate than those provided under the Company Benefit Plans (with respect to employees and former employees of the Company and its subsidiaries). Without limitation of the foregoing, each participant in any such Company Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit or cause any such Company Benefit Plan to fail to comply with the applicable provisions of the Code or ERISA.

     (b) Welfare Benefits Plans. With respect to any welfare benefit plan established to replace any Company Benefit Plan which is a welfare benefit plan in which Affiliated Employees may be eligible to participate after the Closing Date, other than limitations, exclusions or waiting periods that are already in effect with respect to such Affiliated Employees and that have not been satisfied as of the Closing Date, such replacement plans shall waive all limitations to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements and provide each Affiliated Employee with credit for other co-payments and deductibles paid prior to the
Closing Date in satisfying any applicable deductible or out-of-pocket requirements applicable to the same calendar year under any welfare plans that such Affiliated Employees are eligible to participate in after the Closing Date.

     Section 7.10 The Company Stock Plans. With respect to each Company Benefit Plan or other plan, agreement or arrangement that provides for benefits in the form of Company Common Stock or options to purchase Company Common Stock (the "Company Stock Plans"), the Company and its subsidiaries and Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, shall take all actions necessary to provide that upon the Effective Time, (i) each outstanding option to purchase Company Common Stock under any Company Stock Plan, whether or not then vested and exercisable, shall be canceled in exchange for a cash payment equal to (A) the excess of the Per Share Cash Consideration over the exercise price thereof times (B) the number of shares of Company Common Stock subject thereto, less applicable tax withholding, and (ii) each outstanding restricted share of Company Common Stock granted under any Company Stock Plans shall become fully vested as provided in the applicable Company Stock Plan and shall be simultaneously converted into the right to receive the Per Share Cash Consideration as provided in Section 2.1. The Company and its subsidiaries shall take all actions needed to terminate all Company Stock Plans, subject, however, to the payments required under the preceding sentence.

     Section 7.11 Expenses. Subject to Section 9.3, all costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 7.12 Further Assurances. Each party will, and will cause its subsidiaries to, (i) execute such further documents and instruments and use their reasonable best efforts to take such further actions as may be necessary or appropriate or as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof, and (ii) not take action (including effecting or agreeing to effect or announcing an intention or proposal to effect any acquisition, business combination or other transaction) which could reasonably be expected to impede, interfere with, prevent, impair or delay the ability of the parties to consummate the Merger. In case at any time any further action is necessary or desirable to carry out the terms and provisions of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

     Section 7.13 Governance Agreement.

     (a) General. Except as set forth herein, the terms and conditions of the Governance Agreement, dated as of April 22, 1994, as amended, between Parent and the Company (the "Governance Agreement") shall remain in full force and effect and the parties shall continue to be fully bound by the provisions thereof as modified hereby. The Company and Parent agree that the Governance Agreement is hereby modified (i) as expressly set forth in Section 7.13(b) hereof, (ii) as long as this Agreement is in effect, to waive any provisions of the Governance Agreement that are inconsistent with Section 6.2 hereof, including the "30 day" right granted to Parent under Section 3.1(a) of the Governance Agreement and Parent's right to acquire the Company Common Stock during any "Second 120-day Period" as defined in Section 3.1(b) of the Governance Agreement, and (iii) as may otherwise be required to give effect to the provisions of this Agreement.

     (b) Waivers Upon Acceptance of Alternative Proposal. Upon any termination of this Agreement by the Company pursuant to Section 9.1(h) hereof, the Company shall, and it hereby does, waive any and all obligations of or restrictions on Parent and affiliates contained in Sections 3.7 (Conversion of Preference Stock).

     (c) Waivers Upon Termination of Agreement in Certain Circumstances. If this Agreement is terminated by the Company pursuant to Section 9.1(h), by Parent pursuant to Section 9.1(e) or by either the Company or Parent pursuant to
Section 9.1(c) due to the failure to obtain the approval of the Company's stockholders at the Company Special Meeting and at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company or its stockholders with respect to an Alternative Proposal with respect to the Company which has not been rejected by the Company and terminated or withdrawn by the party making the Alternative Proposal, then:

          (1) Notwithstanding anything in Sections 3.1(a) or (b) or Sections 3.3(a), (d) or (e) of the Governance Agreement to the contrary, Parent shall be permitted to make a proposal or proposals to the Board of Directors of the Company for the acquisition of 100% of the outstanding equity of the Company or substantially all of the assets of the Company and its subsidiaries during the period commencing on the date of termination of this Agreement and ending on the date 120 days after such date if the Company has not entered into a definitive agreement with a third party effecting an Alternative Proposal during such 120 day period, or if the Company enters into such definitive Agreement with a third party during such 120 day period, the earlier of the date on which the Company's stockholders approve such Alternative Proposal or the date on which such definitive agreement is terminated. Parent agrees that it shall have no "30 day" right with respect to any third party Alternative Proposal made during such period.

          (2) Notwithstanding anything in Sections 4.1(a) and (b) of the Governance Agreement to the contrary, Parent shall not be required to vote any Company Common Stock in favor of any Alternative Proposal; provided, however, that if Parent determines not to vote in favor of any Alternative Proposal, it shall, at the request of the Company, not be present at the shareholders meeting at which approval of the Alternative Proposal is sought for quorum or any other purposes.

     Section 7.14 North American Rights Agreement.

     (a) General. The Company and Parent agree that, except as otherwise set forth in this Section 7.14(b), the terms and conditions of the North American Rights Agreement, dated July 14, 1997, as amended, among the Company, Parent and other parties (the "NARA") shall remain in full force and effect and further agree, except as set forth in Section 7.14(b), to continue to be fully bound by the provisions thereof.

     (b) Exceptions for Market Opportunities. In order to permit the Company and Parent to respond appropriately to market opportunities while this Agreement is in effect, notwithstanding any contrary provisions of the NARA, Parent and the Company, on their own behalf and on behalf of their respective affiliates, agree as follows:

          (i)  Acquisitions of Rate-Regulated Businesses.

               (A) Acquisitions Prior to Termination. From the date hereof until
          the   termination  of  this   Agreement,   (1)  the  Company  and  its
          subsidiaries may acquire or invest in rate-regulated water and wastewater utility businesses as permitted by Section 6.1(d) hereof and (2) Parent and its affiliates may acquire or invest in rate-regulated water and wastewater utility businesses in the United States, provided that neither Parent nor any of its affiliates shall make or agree to make any such acquisition or investment if such acquisition or agreement could reasonably be expected to prevent, or materially delay the receipt of regulatory approvals necessary to consummate the Merger.

               (B)  Rights After Termination.

                    (1) The Company's Right to Acquire Regulated Company Interests. Subject to Section 7.14(b)(i)(B)(2), from the date of termination of this Agreement through the first anniversary of such termination, the Company shall have the right and option, on not less that 15 days' notice to Parent, to purchase up to 50% of any interests in regulated water businesses in the United States acquired by Parent or its affiliates as permitted by Section 7.14(b)(i)(A) (each, a "Regulated Company Interest"). The price of any portion of a Regulated Company Interest purchased by the Company under this subsection shall equal the full cost of the interest to be transferred, including (1) a pro rata portion of the consideration paid by Parent or such affiliate to acquire the Regulated Company Interest, (2) a pro rata portion of the actual out-of-pocket third party transaction costs (including fees and disbursements of counsel and other advisors) incurred by Parent or such affiliate in acquiring the Regulated Company Interest, and (3) interest on the foregoing amounts at the rate of 8.00% per annum from the date the Regulated Company Interest was acquired by Parent or its affiliate through the date of transfer to the Company.

                    (2) Parent Right to Retain Regulated Company  Interests.  If
               (w) the  Company  shall  terminate  this  Agreement  pursuant  to
               Section 9.1(h), (x) Parent shall terminate this Agreement pursuant to Section 9.1(e), (y) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(c) due to the failure to obtain the approval of the Company' stockholders at the Company Special Meeting and, at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company or its stockholders with respect to an Alternative Proposal with respect to the Company which has not been rejected by the Company and terminated or withdrawn by the party making the Alternative Proposal, or (z) Parent shall terminate this Agreement for a Terminating the Company Breach pursuant to Section 9.1(g), then, notwithstanding Section 7.14(b)(i)(B)(1), Parent and its affiliates shall have the right to own and retain any and all Regulated Company Interests that
               (x) they may have acquired prior to such termination or (y) with respect to which Parent or its affiliates shall have entered into a binding commitment or agreement prior to such termination, and, in each case, the right to manage, operate and control the business thereof.

          (ii) Acquisitions of Delegated Services Businesses.

               (A)  UWS Entity Right of First Refusal.

                    (1) Rights to Acquire Delegated  Services Company Interests.
               United Water Services LLC, a Delaware limited liability company ("UWS"), United Water Services Canada L.P., an Ontario, Canada limited partnership ("UWS Canada"), and United Water Services Mexico LLC, a Delaware limited liability company ("UWS Mexico"), each of which is owned jointly by Parent and the Company (each, a "UWS Entity"), shall have the right, at its sole option (each, a "UWS Option"), to purchase on the terms and subject to the conditions set forth in this Section 7.14(b)(ii) all but not less than all of any interests in Delegated Services Providers (as defined in the NARA) in the United States, Canada or Mexico, respectively (each, a "Delegated Services Company Interest"), that Parent or any of its affiliates wishes to acquire under this
               Section 7.14(b)(ii). From the date hereof until the termination of this Agreement, Parent and its affiliates shall have the right to acquire any and all such Delegated Services Company Interests subject only to the UWS Option.

                    (2) Exercise of UWS Option. Prior to acquiring any Delegated
               Services Company Interest, Parent (or its affiliate, as the case may be) shall first give written notice to the applicable UWS Entity of such proposed acquisition (a "Notice of Option"). Each such Notice of Option shall include the identity of the proposed target, the terms of the proposed acquisition and the price or other consideration proposed to be paid for such Delegated Services Company Interest. The applicable UWS Entity may exercise any UWS Option by written notice to Parent given within 15 days after the date of the applicable Notice of Option. If such UWS Entity fails to exercise any UWS Option for any reason other than a Parent Veto (defined below), or if such UWS Entity fails to acquire any Delegated Services Company Interest with respect to which it has exercised a UWS Option within 90 days of such exercise, Parent (or its affiliate) shall have the right to purchase such Delegated Services Company Interest at the price and on substantially the terms set forth in the applicable Notice of Option.

                    (3) If the  acquisition  of any Delegated  Services  Company
               Interest by either a UWS Entity or Parent and/or any of its affiliates could reasonably be expected to prevent or materially delay the receipt of regulatory approvals necessary to consummate the Merger, then, notwithstanding anything to the contrary set forth in this Section 7.14(b)(i), Parent and its affiliates shall not have the right to acquire such Delegated Services Company Interest without first obtaining the prior written consent of the Company.

                    (4) As used in this Section 7.14(b)(ii), "Parent Veto" means
               (1) a failure of the Board of Managers of UWS or UWS Mexico, or the Board of Directors of the general partner of UWS Canada, to approve the exercise of the UWS Option with respect to any Delegated Services Company Interest solely due to one or more Managers or Directors appointed by Parent to such Board voting against the exercise of such UWS Option or (2) a failure of the members or partners of such UWS Entity to approve the exercise of the UWS Option with respect to such Delegated Services Company Interest solely due to Parent voting against the exercise of such UWS Option, if a vote of the members or partners is required for such approval.

               (B) Rights After Termination.

                    (1) Subject to Section  7.14(b)(ii)(B)(2),  from the date of termination of this Agreement through the first anniversary of such termination, the UWS Entities shall have the right and option, without regard to any Parent Veto, on not less than 15 days' notice to Parent, to purchase all but not less than all of any Delegated Services Company Interests acquired by Parent or any affiliate thereof in accordance with this Section 7.14(b). The price of any Delegated Services Company Interest purchased by a UWS Entity under this subsection shall equal the full cost of such Delegated Services Company Interest, including (1) the consideration paid by Parent or such affiliate to acquire the Delegated Services Company Interest, (2) the actual out-of-pocket third party transaction costs (including fees and disbursements of counsel and other advisors) incurred by Parent or such affiliate in acquiring the Delegated Services Company Interest, and (3) interest on the foregoing amounts at the rate of 8% per annum from the date the Delegated Services Company Interest was acquired by Parent or its affiliate through the date of transfer to the UWS Entity.

                    (2)  If (w)  the  Company  shall  terminate  this  Agreement pursuant to Section 9.1(h), (x) Parent shall terminate this Agreement pursuant to Section 9.1(e), (y) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(c) due to the failure to obtain the approval of the Company's stockholders at Company Special Meeting and, at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company or its stockholders with respect to an Alternative Proposal with respect to the Company which has not been rejected by the Company and terminated or withdrawn by the party making the Alternative Proposal, or (z) Parent shall terminate this Agreement for a Terminating Company Breach pursuant to Section 9.1(g), then, notwithstanding Section 7.14(b)(ii)(B)(1), Parent and its affiliates shall have the right to own and retain any and all Delegated Services Company Interests that (x) they may have acquired prior to such termination or (y) with respect to which Parent or its affiliates shall have entered into a binding commitment or agreement prior to such termination, and, in each case, the right to manage, operate and control the business thereof.

     Section 7.15 Notice and Cure. The Company will notify Parent in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Company, that causes or will or may be likely to cause any covenant or agreement of the Company under the Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of the Company contained in the Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in the Agreement for purposes of determining satisfaction of any condition contained in the Agreement.


                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto to the extent permitted by applicable law:

     (a) Stockholder Approval. The Company Stockholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order, decree, ruling or action taken by any United States or French federal or state court of competent jurisdiction or other United States or French federal or state or other governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any United States or French federal or state or other applicable law, order, rule or regulation.

     (c) Statutory Approvals. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, individually or in the aggregate, insofar as reasonably can be foreseen, will have, a Company Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Section 8.2 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions except as may be waived by Parent and Merger Sub in writing pursuant to Section 9.5:

     (a) Performance of Obligations of the Company. The Company (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date (other than representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except, in the case of representations and warranties other than those contained in Section 4.2 (but only to the extent that such Section contains a representation as to the ownership of the Company of its subsidiaries described in clause (x) of the first sentence thereof) and Sections 4.3(a), 4.4(a), 4.15 and 4.16, for such failures of representations and warranties to be true and correct (determined without regard to any materiality standard contained therein) which individually or in the aggregate would not be reasonably likely to result in a Company Material Adverse Effect.

     (c) Closing Certificates. Parent shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and be continuing and there shall exist no fact or circumstance which individually or in the aggregate would reasonably be likely to have a Company Material Adverse Effect.

     (e) Company Required Consents. Company Required Consents the failure of which to obtain would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect shall have been obtained.

     (f) Other Evidence. Parent and Merger Sub shall have received from the Company such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and stockholders of the Company, as Parent or Merger Sub reasonably shall request.

     Section 8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 9.5.

     (a) Performance of Obligations of Parent. Parent (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (other than representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except for such failures of representations and warranties to be true and correct (determined without regard to any materiality standard) which individually or in the aggregate would not be reasonably likely to result in a Parent Material Adverse Effect.

     (c) Closing Certificates. The Company shall have received a certificate signed by the chief financial officer of Parent, dated the Closing Date to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of the Company and Parent;

     (b) by either Parent or the Company, by written notice to the other party, if the Effective Time shall not have occurred on or before the twelve month anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(c) and/or 8.2(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the eighteen month anniversary of the date hereof;

     (c) by either Parent or the Company, by written notice to the other party if the Company Stockholders' Approval shall not have been obtained at a duly held Company Special Meeting, including any adjournments thereof;

     (d) by either Parent or the Company, if any United States or French federal, state or other law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any United States or French federal, state or other court of competent jurisdiction or other United States federal or state or French governmental authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger, and such order, decree or ruling or other action shall have become final and non-appealable;

     (e) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

     (f) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, or (ii) Parent (and/or its appropriate subsidiaries) shall not have performed and complied with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied;

     (g) by Parent, by written notice to the Company, if (i) there exist material breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company;

     (h) prior to the Company Shareholders'  Approval, by the Company, upon five
(5) Business Days' prior written notice to Parent, if, as a result of any written offer or proposal in respect of an Alternative Proposal, the Board of Directors of the Company determines that such written offer or proposal be accepted; provided, however, that (i)(A) the Board of Directors of the Company shall have reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Alternative Proposal will have adequate sources of financing to consummate the Alternative Proposal and that the Alternative Proposal is more favorable to the Company shareholders than the Merger (taking into account, without limitation, the likelihood that all required regulatory approvals for such Alternative Proposal will be obtained in a prompt and timely manner) and (B) the Board of Directors of the Company shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed Alternative Proposal as the Board of Directors deem to be relevant, that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all modifications that may be offered by Parent in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment and terminate this Agreement as a result of such written offer or proposal and
(ii) prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would not require termination of this Agreement.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1 there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective representatives, and all rights and obligations of each party hereto shall cease, except as set forth in Sections 6.2, 7.14, 9.3 and 10.1; provided, however, that nothing in this Agreement shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     Section 9.3 Termination Fee; Expenses.

     (a) The Company agrees that, if (i) the Company shall terminate this Agreement pursuant to Section 9.1(h), (ii) Parent shall terminate this Agreement pursuant to Section 9.1(e), or (iii) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(c) due to the failure to obtain the approval of the Company's stockholders at a Company Special Meeting and at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company or its stockholders with respect to an Alternative Proposal with respect to the Company which has not been rejected by the Company and terminated or withdrawn by the party making the Alternative Proposal, then in accordance with Section 9.3(c), immediately prior to such termination in the case of clause (i), or in the case of clause (ii) or (iii) if, within two years following the date of termination, the Company enters into a definitive acquisition, merger or similar agreement to effect an Alternative Proposal upon execution of such agreement, the Company shall pay to Parent an amount equal to Parent's documented Expenses (as defined below) not in excess of $3,000,000 in connection with this Agreement and the transactions contemplated hereby and a termination fee in an amount equal to $42,000,000 (collectively, such Expenses and such fee, the "Termination Amount").

     (b) Each of Parent and the Company agrees that the payments provided for in
Section 9.3(a) shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Section 9.1(c), (e) or (h), as the case may be, and such remedy shall be limited to the payment stipulated in
Section 9.3(a); provided, however, that nothing in this Agreement shall relieve any party from liability for the willful breach of any of its representations and warranties or the willful breach of any of its covenants or agreements set forth in this Agreement.

     (c) Any payment required to be made pursuant to clause (i) of Section 9.3(a) shall be made to Parent by the Company immediately prior to the termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Parent.

     (d) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     (e) For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf, in connection with or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and/or any documents relating thereto, the solicitation of stockholder approvals and all other matters relating to the transactions contemplated hereby.

     Section 9.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the stockholders of the Company and prior to the Effective Time, but after such approval, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of the Company's capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival; Effect of Representations and Warranties.

     (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II,
Section 7.5, Section 7.8, Section 7.9, Section 7.10, Section 7.11, Section 7.12,
Section 7.13, Section 7.14, Section 10.8 and Section 10.9.

     (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i) (or pursuant to any other subsection of Section 9.l if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i)).

     Section 10.2 Brokers. The Company represents and warrants that, except for Morgan Stanley & Co. Incorporated whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for Rothschild Inc., prior to the date hereof no broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (receipt of which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to the Company, to:

                           United Water Resources Inc.
                           200 Old Hook Road
                           Harrington Park, NJ 07640

                           Attention:  President
                           Telephone:  (201) 767-2838
                           Telecopy:  (201) 505-0481

                           with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York 10019
                           Attention:  William S. Lamb, Esq.

                           Telephone:  (212) 424-8000
                           Telecopy:    (212) 424-8500

                  (b)      If to Parent or Merger Sub, to:

                           Lyonnaise American Holding, Inc.
                           200 Old Hook Road
                           Harrington Park, NJ 07640

                           Attention:  Mr. Jean Michel Brault,
                                          Executive Vice President

                           Telephone:  (201) 784-7089
                           Telecopy:  (201) 767-2082

                           with a copy to:

                           Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                           New York, NY 10020-1104

                           Attention:  Garry P. McCormack, Esq.

                           Telephone:  (212) 835-6000
                           Telecopy:  (212) 835-6001

                  (c)      If to SLDE, to:

                           Suez Lyonnaise des Eaux
                           18 Square Edouard VII
                           75316 Paris Cedex 09
                           France
                           Attention:  Mr. Gerard Payen, Directeur

                           Telephone:  33 1.46.95.54.16
                           Telecopy:  33 1.46.95.40.72

                           with a copy to:

                           Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                           New York, NY 10020-1104

                           Attention:  Garry P. McCormack, Esq.

                           Telephone:       (212) 835-6000
                           Telecopy:        (212) 835-6001

     Section 10.4 Miscellaneous. This Agreement (including the Disclosure Schedules and the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, the Governance Agreement and the NARA, each of which remains in full force and effect except as expressly herein modified; (ii) shall not be assigned by operation of law or otherwise; except that Parent or Merger Sub may assign all or any of their rights and obligations hereunder to any wholly-owned subsidiary of Parent; provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations; and (iii) shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the NJBCA.

     Section 10.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this



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Agreement  are for  reference  purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Waiver of Jury Trial and Certain Damages. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) except as expressly set forth in this Agreement (including, but not limited to, Section
9.3 hereof), any right it may have to receive damages from any other party on any claim arising out of this Agreement (but not any other agreement the parties to which include any or all parties to this Agreement) based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

     Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any United States federal state court located in the States of New Jersey, New York or Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any federal or state court located in any of the States of New Jersey, New York or Delaware solely with respect to any dispute arising out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court.

     Section 10.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or



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



incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.


                                   ARTICLE XI

                           PROVISIONS RELATING TO SLDE

     Section 11.1 Organization and Authority. SLDE is a societe anonyme duly organized and validly existing under the laws of the Republic of France and has full power, corporate or otherwise, to execute and deliver and to perform all of its obligations contained in Section 11.2 of this Agreement. The execution and delivery of this Agreement by SLDE and the performance by SLDE of its obligations hereunder have been duly authorized by all necessary action on behalf of SLDE, and this Agreement has been duly and validly executed and delivered by SLDE and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of SLDE enforceable against it in accordance with its terms.

     Section 11.2 Obligations of SLDE. SLDE agrees (i) to cause Parent and Merger Sub to have at the Closing sufficient funds to consummate the transactions contemplated by this Agreement at the Closing, and (ii) to cause Parent and Merger Sub to have sufficient funds to meet all of their other financial obligations under or related to this Agreement.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]




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


     IN WITNESS WHEREOF, the Company, Parent, Merger Co. and SLDE have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      UNITED WATER RESOURCES INC.


                                      By:   /s/ Donald L.  Correll
                                            Name:  Donald L.  Correll
Attest:  /s/ Michael C.J. Fallon            Title:    Chairman and
                                                      Chief Executive Officer




                                        LYONNAISE AMERICAN HOLDING, INC.


                                        By:   /s/ Jean Michel Brault
                                              Name:  Jean Michel Brault
Attest: /s/  Garry P.  McCormack              Title:    President



                                        LAH ACQUISITION CO.


                                        By:   /s/  Jean Michel Brault
                                              Name:  Jean Michel Brault
Attest:  /s/  Garry P.  McCormack             Title:    President


                                        SUEZ LYONNAISE DES EAUX


                                        By:  /s/ Gerard Payen
                                              Name:  Gerard Payen
Attest: /s/  Jean-Paul Minette                Title:    Executive Vice President
                                                        - Water







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